Ex. 99.5

GUERNSEY POWER HOLDINGS, LLC AND SUBSIDIARY

Interim Financial Statements

For the Three and Nine Months Ended September 30, 2025
(Unaudited)

Index
For the Three and Nine months ended September 30, 2025

INDEPENDENT AUDITORS' REPORT

CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2025 (UNAUDITED)	F-2

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 (UNAUDITED)	F-3

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S CAPITAL FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 (UNAUDITED)	F-4

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 (UNAUDITED)	F-5

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-6 to F-19

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Independent Auditors’ Review Report
The Member
Guernsey Power Holdings, LLC:
Results of Review of Condensed Consolidated Interim Financial Information
We have reviewed the condensed consolidated financial statements of Guernsey Power Holdings, LLC and its subsidiary (the Company), which comprise the condensed consolidated balance sheet as of September 30, 2025, the related condensed consolidated statements of operations for the three-month and nine-month periods ended September 30, 2025, and the related condensed consolidated statements of cash flows and changes in Member’s Capital for the nine-month period ended September 30, 2025, and the related notes (collectively referred to as the condensed consolidated interim financial information).
Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial information for it to be in accordance with U.S. generally accepted accounting principles.
Basis for Review Results
We conducted our review in accordance with auditing standards generally accepted in the United States of America (GAAS) applicable to reviews of interim financial information. A review of condensed consolidated interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of condensed consolidated interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.
Responsibilities of Management for the Condensed Consolidated Interim Financial Information
Management is responsible for the preparation and fair presentation of the condensed consolidated interim financial information in accordance with U.S. generally accepted accounting principles and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of condensed consolidated interim financial information that is free from material misstatement, whether due to fraud or error.
Report on Condensed Consolidated Balance Sheet as of December 31, 2024
We have previously audited, in accordance with GAAS, the consolidated balance sheet as of December 31, 2024, and the related consolidated statements of operations, cash flows, and changes in member’s capital for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated April 7, 2025. In our opinion, the accompanying condensed consolidated balance sheet of the Company as of December 31, 2024 is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ KMPG LLP
Philadelphia, Pennsylvania
November 26, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,475	$1,711
Restricted cash	61,459	10,936
Current portion of derivative assets	15,980	20,017
Accounts receivable	29,479	18,483
Prepaid expenses and other current assets	4,223	6,064
Total current assets	112,616	57,211

Long term portion of derivative assets	12,105	29,629
Property, plant & equipment	1,344,063	1,380,923
Land	23,474	23,474
Other assets	21,888	20,944
Total assets	$1,514,146	$1,512,181

Liabilities and Members’ Capital
Current liabilities
Accounts payable and accrued expenses	$26,828	$24,527
Due to related party	134	100
Current portion of project loan and subordinated loan	56,094	54,798
Current portion of derivative liabilities	22,384	14,221
Total current liabilities	105,440	93,646

Other liabilities	5,000	10,000
Derivative liabilities	3,296	10,666
Project loan	733,128	775,512
Total liabilities	846,864	889,824

Members’ capital	667,282	622,357
Total member's Capital	667,282	622,357
Total liabilities and members’ capital	$1,514,146	$1,512,181

The accompanying notes are an integral part of these condensed consolidated financial statements.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Condensed Consolidated Statement of Statements of Operations
(Unaudited)
(in thousands)

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Revenue:
Electricity sales	$190,244	$437,006
Total revenue	190,244	437,006

Operating expenses:
Fuel expenses	89,230	241,735
Plant operating expenses	8,723	23,099
General and administrative expense	1,251	3,874
Depreciation expense	12,168	36,504
Total operating expenses	111,372	305,212

Operating income	78,872	131,794

Other expenses:
Interest expense	15,869	56,497
Deferred financing cost amortization expense	1,194	3,595
Total other expenses	17,063	60,092

Net income	$61,809	$71,702

The accompanying notes are an integral part of these condensed consolidated financial statements.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Condensed Consolidated Statement of Changes in Member’s Capital
(Unaudited)
(in thousands)

Total Member's Capital
Member’s capital at December 31, 2024	$622,357
Net income	71,702
Equity distributions	(26,777)
Member’s capital at September 30, 2025	$667,282

The accompanying notes are an integral part of these condensed consolidated financial statements.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Condensed Consolidated Statement of Cash Flows
(Unaudited)
(in thousands)

Nine Months Ended September 30, 2025
Cash flows from operating activities:
Net income	$71,702
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	36,504
Deferred financing cost amortization expense	3,595
Unrealized loss on power swaps	862
Unrealized loss on interest rate swaps	21,492
Change in operating assets and liabilities:
Accounts receivable	(10,996)
Prepaid and other assets and liabilities	(4,103)
Accounts payable and accrued liabilities	2,657
Amounts due to related parties	34
Net cash provided by operating activities	121,747

Cash flows from financing activities:
Proceeds/repayment of project debt, net	(44,683)
Distributions to partners	(26,777)
Net cash used in financing activities	(71,460)

Net change in cash and cash equivalents	50,287
Cash, restricted cash and cash equivalents at beginning of year	12,647
Cash, restricted cash and cash equivalents at end of year	$62,934

Supplemental cash flow information:
Cash paid for interest	$32,764

The accompanying notes are an integral part of these condensed consolidated financial statements.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(1)Organization and Operation of the Company
Guernsey Power Holdings, LLC (GPH or the Company) was formed on July 12, 2016, as a Delaware limited liability company, to act as a holding company for Guernsey Power Station, LLC (the Project Company), which was formed to develop, finance, construct, own, and operate a gas fired combined cycle power generation facility with a capacity of approximately 1,875 megawatts (MW) located in Guernsey County, Ohio (the Project or Facility). The Company is wholly owned by Caithness Apex Guernsey, LLC (Member), and is governed by a limited liability company agreement that contains customary industry terms.
On August 29, 2019, Caithness Guernsey Holdings, LLC (CGH) an indirect owner of the Company made non-cash contributions to the Company in an amount equal to $19.8 million, which consisted of (i) $16.7 million which represents the amount owed to CGH in accordance with the Project Development Loan and Development Service Agreement (DSA), which was deemed repaid in full at that time and (ii) $2,000, which was a special distribution that was simultaneously contributed to CGH per the DSA and (iii) $1.2 million for additional project development cost. All those costs were recorded at their historical amounts.
The Project Company began development of the Project during 2016 and achieved commercial operations on May 1, 2023. The Project Company secured all land rights, interconnection and transmission rights, and material permits (which are non appealable) required for construction. The Project Company also executed multiple contracts, including, but not limited to, the following: the Operation and Maintenance Agreement (OMA), Purchase of Power Generation Equipment and Related Services (ESA), the Assignment, Assumption and Consent Agreement, Contractual Service Agreement (CSA), Firm Gas Transportation Agreements (GTA) Contracts for the Sale and Purchase of Natural Gas (GSA), and the Engineering Procurement and Construction Contract (EPC) (note 8).
On August 29, 2019, the Company along with its owners entered into an Equity Contribution Agreement and Guarantee (ECCA) that established guarantees to provide additional funding for the project to reach completion. These contributions which ended on March 30, 2023, along with the Project Debt (note 5) were used to fund the construction of the Facility.
On July 17, 2025, Talen Energy entered into an agreement to acquire the Moxie Freedom Energy Center in Salem Township, Pennsylvania, and the Guernsey Power Station in Ohio from Caithness Energy for approximately $3.5 billion. The acquisitions closed on November 25, 2025. No adjustments have been made to the condensed consolidated financial statements as of September 30, 2025 related to these transactions.
(2)Summary of Significant Accounting Policies
(a)Basis of Accounting and Presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP) and reflects all adjustments, which the Company believes are necessary to fairly present the financial position, results of operations, and cash flows of the Company for the three and nine months ended September 30, 2025.
(b)Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.
(c)Accounts Receivable and Revenue Recognition
Accounts receivable consists of receivables from PJM Interconnection, LLC (PJM) for capacity, energy, and ancillary services payments. The Company earns merchant revenue for incremental capacity, energy, and ancillary services provided to PJM. Merchant capacity, energy, and ancillary services revenue is recorded as electricity sales at the end of each operating period based upon energy delivered and services provided during the period.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
In the normal course of business, the Company has future performance obligations for capacity sales awarded through market-based capacity auctions and (or) for capacity sales under bilateral contractual arrangements.
The PJM Base Residual Auction (BRA) for the 2025/2026 PJM Capacity Year was held in July 2024. The Company cleared a total of 1,395 MW at a clearing price of $269.92 per MW-day for the PJM RTO locational delivery areas.
As of September 30, 2025, the expected future period capacity revenues subject to unsatisfied or partially unsatisfied performance obligations were:

	2025 (a)	2026	2027
Expected capacity revenues (b)	$28,994	$140,060	$—

(a)Estimated for the period from October 1, 2025 through December 31, 2025.
(b)Expected capacity revenue represents cleared capacity MWs and prices in PJM BRAs through May 2027.

The Company’s revenue includes sales from commodity contracts with Large Creditworthy Financial Institutions (collectively known as Power Swaps), that are accounted for under ASC 815, Derivatives and Hedging (ASC 815). Revenue from commodity contracts primarily relates to forward sales of commodities merchant energy prices, which are accounted for as derivatives at fair value under ASC 815. These forward sales meet the definition of a derivative under ASC 815 as they have an underlying (e.g. the price of gas), a notional amount (e.g. tons), no initial net investment and can be net settled since the commodity is readily convertible to cash. Revenue from commodity contracts is recognized in Electricity sales for the contracted amount when the contracts are settled at a point in time by transferring control of the commodity to the customer, similarly to revenue recognized from contracts with customers under ASC 606. From inception through settlement, these forward sales arrangements are recorded at fair value under ASC 815 with unrealized gains and losses recognized in the respective statement of operations and carried on the condensed consolidated balance sheet as assets or liabilities (see Note 6: Derivative Instruments and Hedging Activities), respectively. Further information about the fair value of these contracts is presented in Note 4: Fair Value Measurements.
The following table represents merchant capacity, energy, settlement of power swaps, and ancillary services for the three and nine months ended September 30, 2025.

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Contracts earned under 606:
Capacity	$29,139	$45,910
Energy	152,033	387,250
Ancillary sales	1,547	3,444

Contracts earned under 815:
Realized gain (loss) on derivative instruments	2,372	1,265
Unrealized gain (loss) on derivative instruments	5,153	(863)
	$190,244	$437,006

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(d)Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying amount of these instruments approximates fair value because of their short-term maturity.
(e)Restricted Cash
Restricted cash and investments are short term in nature and are specifically designated for the Company’s obligations, as defined in the Project Debt footnote (Note 5). Restricted cash represents amounts that are required to be maintained in separate accounts in connection with the Project Debt, significant scheduled construction requirements, and for other general purposes.
All funds are held in highly rated money market accounts, and the carrying value approximates fair value as of September 30, 2025.
(f)Income Taxes
The Company and the Project Company are each disregarded entities for tax purposes. Accordingly, any effect of income taxes is recognized at their indirect parent.
(g)Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and member’s capital and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue, expenses, and allocation of profits and losses during the reporting period. Actual results could differ from those estimates. The Company is unaware of any change of conditions or situations that would cause any material change in estimates used to prepare the financial statements.
(h)Leases
The Company accounts for leases in accordance with Topic 842. The Company reviews its arrangements at contract inception to determine if it is or contains a lease. As of September 30, 2025 and December 31, 2024 the Company has not entered into any material leases.
(i)Asset Retirement Obligations
The Company has no legal, constructive, or regulatory obligations related to the closure of the Facility, and accordingly, no asset retirement obligation is recorded in the financial statements.
(j)Impairment of Long-Lived Assets
Long-lived assets, such as property, plant, and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds fair value of the asset. Assets to be disposed of would be separately presented in the balance sheets and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated. The assets and liabilities of a disposed group classified as held-for-sale would be presented separately in the appropriate asset and liability sections of the balance sheets.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(k)Fair Value of Financial Instruments
The carrying amounts reported in the balance sheet for cash and cash equivalents, restricted cash, accounts payable, and other liabilities approximate their respective fair values due to their short-term maturities. The fair value of the Company’s long-term debt is estimated based on quoted market prices for the same or similar issues and the current rates offered to the Company for debt with the same remaining maturities. The carrying value of the Company’s debt approximates fair market value due to the variable nature of the interest rate.
(l)Deferred Financing Costs
Deferred financing costs represent costs to obtain long-term financing and are amortized using the effective-interest method over the term of the related debt. Deferred financing costs have been netted against long-term project debt (Note 5) and at September 30, 2025 consist of the following:

	September 30, 2025	December 31, 2024
Gross carrying amount	$22,378	$32,120
Accumulated amortization	(12,343)	(18,491)
Balance at end of period	$10,035	$13,629

The related amortization expense for the three and nine months ended September 30, 2025 was $1.2 million and $3.6 million, respectively.
(m)Derivative and Hedging Activities
The Company recognizes derivative instruments as either assets or liabilities in the balance sheet at their respective fair values, unless they qualify for the normal purchase-normal sale exception. These instruments are reported gross on the Company’s balance sheet. The Company uses derivative instruments to manage its exposure to interest rate risk and merchant power price risk and does not hold or issue derivative instruments for speculative or trading purposes.
The Company did not elect hedge accounting for all of its derivatives. The Company carries the derivatives at their fair value on the balance sheet and recognizes any subsequent changes in their fair value in earnings.
(n)Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable, which are concentrated within the energy industry and derivative financial instruments with large creditworthy financial institutions. These industry concentrations may impact the Company’s overall exposure to credit risk, either positively or negatively, in that the customers may be similarly affected by changes in economic, industry or other conditions. Receivables and other contractual arrangements are subject to collateral requirements under the terms of enabling agreements. However, the Company believes that the credit risk posed by industry concentration is offset by the diversification and creditworthiness of its customer base. As of September 30, 2025, substantially all the Company’s revenue and accounts receivable is with one counterparty.

(o)Property, Plant, and Equipment, Net
The Company’s property, plant, and equipment are stated at cost net of accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful life of the related assets.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
The following table provides the depreciable lives used for each asset class:

Balance of plant	30 years
Buildings and other assets	5-25 years

(p)Materials and Supplies
Materials and supplies in the amount of $1.2 million and $1.1 million as of September 30, 2025 and December 31, 2024, respectively, is stated at the lower of the average cost or net realizable value. The material and supplies are included in prepaid expenses and other assets on the Company’s condensed consolidated balance sheet.
(q)Interest Expense
Interest payments are reported as interest expense on the statements of operations. Total interest expense was $15.9 million and $56.5 million for the three and nine months ended September 30, 2025, respectively. Interest expense includes interest on debt, interest rate swap settlements and corresponding changes in fair value.
(3)Property, Plant, and Equipment, Net
Property, plant, and equipment, net at September 30, 2025 consists of the following:

	September 30, 2025	December 31, 2024
Plant and equipment in service	$1,461,688	$1,462,045
Work in process	—	-
Total	1,461,688	1,462,045
Less: accumulated depreciation	(117,625)	(81,122)
Total property, plant, and equipment, net	$1,344,063	$1,380,923
Depreciation expense was $12.2 million and $36.5 million for the three and nine months ended September 30, 2025, respectively.
(4)Fair Value Measurements
ASC Topic 820, Fair Value Measurement, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).
Assets and liabilities measured at fair value on a recurring basis as of September 30, 2025 and December 31, 2024 are summarized below under the three-level hierarchy established by ASC Topic 820, which defines the levels within the hierarchy as follows:
•Level 1 – Consists of assets or liabilities whose value is based on unadjusted quoted prices in active markets at the measurement date. The Company holds no assets or liabilities that meet the definition of level 1.
•Level 2 – Consists of assets or liabilities valued using industry standard models and based on prices, other than quoted prices within Level 1, that are either directly or indirectly observable as of the measurement date
•Level 3 – Consists of assets or liabilities whose fair value is estimated based on internally developed models or methodologies using inputs that are generally less readily observable and supported by little, if any, market activity at the measurement date.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
The following tables set forth by level within the fair value hierarchy the financial assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2025 and December 31, 2024. These financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the fair value of assets and liabilities and their placement within the fair value hierarchy levels, as follows:

	September 30, 2025
	Level 1	Level 2	Level 3	Total
Derivative assets:
Revenue put	$-	$-	$7	$7
Power swap	-	-	451	451
Interest rate swap	-	27,627	-	27,627
Total assets measured at fair value	$-	$27,627	$458	$28,085

Derivative liabilities:
Power swap	$-	$-	$25,680	$25,680
Total liabilities measured at fair value	$-	$—	$25,680	$25,680

	December 31, 2024
	Level 1	Level 2	Level 3	Total
Derivative assets:
Revenue put	$-	$-	$488	$488
Power swap	-	-	40	40
Interest rate swap	-	49,118	-	49,118
Total assets measured at fair value	$-	$49,118	$528	$49,646

Derivative liabilities:
Power swap	$-	$-	$24,887	$24,887
Total liabilities measured at fair value	$-	$-	$24,887	$24,887

The valuation techniques used to measure the fair value of the Level 2 Interest Rate Swaps above in which the counterparties have high credit ratings were derived using the income approach from discounted cash flow pricing models, with all significant inputs derived from or corroborated by observable market data. The Company’s discounted cash flow techniques use observable market inputs, such as LIBOR-based yield curves in the past and SOFR-based yield curves going forward.
The Power swaps referenced above have been designated as Level 3 derivative financial instruments due to their illiquidity. Level 1 and Level 2 power swaps are designated as such when delivering to a liquid power node. The power node in which the Company delivers energy has no broker or InterContinental Exchange quotes available, no bid/ask from brokers and no information on where broker last saw inter and intra-market spreads and their knowledge of year-on-year calendar spreads. The power node prices for the Company are derived by assessing more liquid zones for correlation, basis in the Fixed Transmission Rights market, and forward projections based on historical assessment. The power swaps have been entered into with counterparties with high credit ratings.
The Revenue Put referenced above has been designated as a Level 3 derivative financial instrument due to its illiquidity.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(a)Additional Information Regarding Level 3 Measurements
For valuations that include both observable and unobservable inputs, if the unobservable input is determined to be significant to the overall inputs, the entire valuation is categorized in Level 3. This includes derivatives valued using indicative price quotations for contracts with tenors that extend into periods with no observable pricing. The Company would include the Revenue Put, which, given the inputs listed below, would have a direct impact on the fair value if they were adjusted. The significant unobservable inputs used in the fair value measurement of the Revenue Put Option and Power Swaps as of September 30, 2025 and December 31, 2024 are as follows:

		Range of Significant Unobservable Inputs
Level 3 Financial Instruments	Significant Unobservable Inputs by Valuation Technique	September 30, 2025	December 31, 2024
Revenue Put	Power Price	$49.14/MWh	$45.71/MWh
	Gas Price	$3.06/MMBTU	$2.978/MMBTU
	Power Volatility	45%	45%
	Gas Volatility	25%	28%

Power Swap	Power Price	$41.923/MWh to $57.966/MWh	$42.318/MWh to $269.92/MWh

The following table presents the activity for the Revenue Put Option for the period ended September 30, 2025:

2025
Balance at beginning of period, net	$488
Unrealized gain on revenue put	(481)
Balance at end of period, net	$7

The following table presents the activity for the Power Swaps for the period ended September 30, 2025:

2025
Balance at beginning of period, net	$(24,847)
Unrealized loss on power swaps	(382)
Balance at end of period, net	$(25,229)

(b)Valuation Techniques
The fair value measurement accounting guidance describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach, (2) income approach, and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on current market expectations of the return on those future amounts.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
The Company measures its interest rate swaps, power derivatives, gas swaps, and revenue put at fair value on a recurring basis. The fair value of its interest rate swap derivatives is determined using the income approach. The Company utilizes a standard model and observable inputs to estimate the fair value of the interest rate swaps.
The gas swaps referenced above have been designated as Level 2 derivative financial instruments. The valuation of these instruments is based on the income approach using discounted cash flow pricing models that incorporate observable market inputs such as forward natural gas prices, basis differentials, and broker quotations for similar contracts in active markets. These inputs are corroborated by market data, and the counterparties to the gas swaps have high credit ratings.
The fair value of its Revenue Put Option is determined using the income approach based on externally developed models and methodologies utilizing significant inputs that are less readily observable from objective sources. The Company performs analytical procedures and makes comparisons to third-party information when available in order to assess the reasonableness of the fair value.
(5)Long-Term Debt
The Company’s long-term debt is nonrecourse to the Member, which includes the following terms:

	September 30, 2025	Maturity Date	Interest Rate	Payments	Fair Market Value as of September 30, 2025
Term loan facility	$799,257	October 31, 2027	Various	Quarterly (Mar 31, Jun 30, Sept 30, Dec 31)	$799,439
Total outstanding balance	799,257				$799,439
Less: deferred financing costs (net)	(10,035)
Less: current portion of project loan	(56,094)
Total project loan	$733,128

	December 31, 2024	Maturity Date	Interest Rate	Payments	Fair Market Value as of December 31, 2024
Term loan facility	$843,939	October 31, 2027	Various	Quarterly (Mar 31, Jun 30, Sept 30, Dec 31)	$843,939
Total outstanding balance	843,939				$843,939
Less: deferred financing costs (net)	(13,629)
Less: current portion of project loan	(54,798)
Total project loan	$775,512

On August 29, 2019, the Company entered into a $950.0 million floating rate Construction and Term Loan Facility (CT Loan) to finance the construction of the Project and a $125.0 million Revolving Credit/Letter of Credit Facility (RCF) (collectively known as the Project Debt). The Project Debt did not require principal repayments until the time it was converted from construction loan to term loan.
On May 5, 2023, the Project Debt was converted from a construction loan to a term loan. At such time all terms and requirements under the term loan became effective. On June 4, 2023, the Company amended the Project Debt documents to reference SOFR and remove LIBOR.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
The RCF has two primary uses: (i) to issue letters of credit and (ii) make working capital loans. Any working capital loans drawn require interest payments at SOFR +351 bps that must be fully repaid for five consecutive days during a twelve month period (“WC Clean Up”). Repayments of working capital loans may be borrowed again after the WC Clean Up is satisfied. As of September 30, 2025, there were no draws against the RCF.
The Project Debt agreements contains certain restrictive covenants that, among other things, limit the Company’s ability to incur additional indebtedness, maintain reserve accounts, make distributions, and the requirement to hedge the majority of interest rate risk. The Project Debt was being drawn, subject to the satisfaction of certain conditions precedent, on a monthly basis during the available draw period.

The annual maturities of the long term Project Debt based on the schedule of targeted principal payments as of September 30, 2025 are as follows:

2025 (remaining three months)	$10,115
2026	50,896
2027	738,246
2028	-
2029	-
Thereafter	-
Total	$799,257

(6)Derivative Instruments and Hedging Activities
The Company uses interest rate derivative instruments to manage its exposure to changes in the interest rate on its variable rate debt instruments. In addition, from time to time the Company uses power swaps to manage its merchant power price risk.
By using derivative financial instruments to hedge exposures to changes in interest rates and fluctuating power prices the Company exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty, and therefore, the Company is not exposed to the counterparty’s credit risk in those circumstances. The Company minimizes counterparty credit risk in derivative instruments by entering transactions with high-quality counterparties.
Market risk is the adverse effect on the value of a derivative instrument that results from a change in interest rates or merchant power prices. The market risk associated with interest-rate contracts and power swap contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
The tables listed below provide a reconciliation of the beginning and ending net balances for the derivative instruments measured at fair value. All interest rate swaps are classified as Level 2 in the fair value hierarchy and all power swaps are classified as Level 3 in the fair value hierarchy:

	Three Months Ended September 30, 2025
	Gas Derivatives (Level 2)	Interest Rate Derivatives (Level 2)	Power Derivatives (Level 3)	Revenue Put (Level 3)	Total Derivatives
Realized and unrealized gains (losses):
Settlements	$-	$5,451	$2,372	$-	$7,823
Fair value adjustments	(2,173)	(4,224)	7,491	(2,338)	3,103
Total gains (losses)	$(2,173)	$1,227	$9,863	$(2,338)	$10,926

Statement of operations recognition:
Revenue	$-	$-	$9,863	$(2,338)	$7,525
Fuel expense	(2,173)	-	-	-	2,173
Interest expense	-	1,227	-	-	1,227
Total gains (losses)	$(2,173)	$1,227	$5,118	$(2,338)	$10,926

	Nine Months Ended September 30, 2025
	Gas Derivatives (Level 2)	Interest Rate Derivatives (Level 2)	Power Derivatives (Level 3)	Revenue Put (Level 3)	Total Derivatives
Realized and unrealized gains (losses):
Settlements	$—	$16,506	$1,256	$	$17,771
Fair value adjustments	—	(21,492)	(382)	(481)	(22,354)
Total gains (losses)	$—	$(4,985)	$883	$(481)	$(4,583)

Statement of operations recognition:
Revenue	$-	$-	$883	$(481)	$402
Fuel expense	—	-	-	-	—
Interest expense	-	(4,985)	-	-	(4,985)
Total gains (losses)	$—	$(4,985)	$883	$(481)	$(4,583)

Three and nine months ended September 30, 2025 the Company received $5.5 million and $16.5 million of interest swap settlements, which were recognized on the statement of operations.
(a)Interest Rate Swaps
On August 29, 2019, the Company entered into four interest rate swap agreements, each with the same terms, which are the forecasted interest payments for 75% of the expected outstanding Project Debt under the credit facility. The interest rate swaps are in effect from June 30, 2021, to October 31, 2027 and effectively convert the floating rate for the hedged portion of the Project Debt to a fixed interest rate. The interest rate swaps are derivative financial instruments and are recorded on the balance sheet at fair value. The following table summarizes the interest rate swap rates:

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Period 9/29/2023 - term
Institution:
Credit Agricole	1.226%
Societe Generale	1.211%
Nomura	1.218%
Investec	1.228%

The following table summarizes the fair value within the derivative instruments valuation on the condensed consolidated balance sheets as of September 30, 2025 and December 31, 2024:

	September 30, 2025	December 31, 2024
Balance sheet location:
Derivatives not designated as hedging instruments:
Current assets	$15,980	$20,107
Noncurrent assets	12,105	29,629
Current liabilities	(22,384)	(14,221)
Noncurrent liabilities	(3,296)	(10,666)
Total derivatives not designated as hedging instruments	2,405	24,759
Total derivatives	$2,405	$24,759

(b)Commodity Derivatives
During 2023 and 2024 the Company entered into various Commodity Swap Transactions. These swaps lock in various fixed pricing of the Projects output. The notional volume of the Company's open derivative transactions is 6,063,720 megawatt-hours (MWh) as of September 30, 2025. The commodity swaps are derivative financial instruments and are recorded on the condensed consolidated balance sheets at fair value.
The Company also executed a Revenue Put, on August 29, 2019 with Morgan Stanley Capital Group (Morgan Stanley), who was paid a one time $35.0 million option premium in exchange for a revenue guarantee of $26.0 million in annual energy margin of 500 MW for the five annual periods starting on September 1, 2022. At the end of each quarter, a proxy energy margin for 500 MW of capability is calculated based upon a defined PJM proxy power price less calculated operating costs based on a proxy gas price index applied to a theoretical plant heat rate with defined O&M cost adders. If the quarterly calculated energy margin is less than $6,500, Morgan Stanley pays the Company the shortfall amount. At the end of each annual period the quarterly payments are trued up so that Morgan Stanley meets but does not exceed the $26.0 million annual energy margin for that period. The Company is not required to pay Morgan Stanley any excess revenue with the exception of reimbursement of the amount that the sum of the quarterly payments exceeds the $26.0 million annual revenue strike. The initial one time payment was classified as a long-term derivative asset on the accompanying balance sheet. For the three and nine months ended September 30, 2025, the Company recorded an unrealized loss in the condensed consolidated statement of operations of $2.3 million and $0.5 million, respectively, related to the Revenue Put.

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(7)Related Party Transactions
(a)Administrative Management Agreement (AMA)
The Company executed an AMA with Caithness Guernsey Administrative Management, LLC on August 29, 2019 to act as an independent contractor who will perform operational management and general administrative services. The services and fees under the AMA, began on August 1, 2022 and continue throughout operations of the Project. The Company will pay an annual fee of $3.0 million for performance under the AMA, with the monthly fee subject to annual increases based on the Consumer Price Index increase for the immediately preceding 12-month period. For the three and nine months ended September 30, 2025, the Company incurred $0.9 million and 2.8 million, respectively, which was expensed in general administrative expenses on the condensed consolidated statement of operations.
(b)Amounts Due From and Due To Related Parties
Amounts due to related parties pertain to payments of normal course of business expenses paid on behalf of the Company and intercompany loans. The amounts due to related parties as of September 30, 2025 and December, 31, 2024 are comprised of the following:

	September 30, 2025	December 31, 2024
Caithness Services, LLC	$5	5
Caithness Energy, LLC	129	95
	$134	100
(8)Commitment and Contingencies
The Company routinely obtains Lines of Credit (LOCs) to satisfy the obligations for various requirements. The table below summarizes the LOC outstanding as of September 30, 2025 and December 31, 2024:

	September 30, 2025		December 31, 2024
Fee Description	LOC Amount	Fee Percentage	LOC Amount	Fee Percentage
Capacity Hedges LOC	$18,608	3.25%	$18,608	3.25%
Rex Gas Transportation LOC	3,075	3.25%	3,075	3.25%
DSR LOC	51,000	3.25%	57,000	3.25%

The table below summarizes the Company’s commitment fee as of September 30, 2025 and December 31, 2024:

	September 30, 2025		December 31, 2024
Fee Description	Committed Amount	Fee Percentage	Committed Amount	Fee Percentage
Working capital facility commitment fee	$52,318	0.6250%	$46,318	0.6250%

The Company also pays a .125% fronting fee associated with the LOCs. For the three and nine months ended September 30, 2025, the LOCs and commitment fees were $0.8 million and $2.2 million which was included in interest expense on the statements of operations.
(a)Operation and Maintenance Agreement (OMA)

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
On May 13, 2019, the Company entered into an OMA with Ethos Energy Power Plant Services, LLC (EEP), which provides for the operation and maintenance of the Facility. Prior to COD, EEP performed all the necessary services to bring the Facility to commercial operations (the Mobilization Phase), including recruiting and staffing, budgeting, developing and administering necessary operations programs, and all other services needed to assist the Company with accepting the Facility from the EPC contractor. Subsequent to the Mobilization Phase is the Operational Phase, where EEP provided appropriate staffing and performs the day-to-day operations, routine testing, maintenance, repair of the Facility, and other services required for electrical energy production. EEP will procure all goods, services, accessories, consumables, parts and equipment, as needed to perform their duties as operator and will receive payment for all payroll costs for on-site staffing as well as an annual fee to cover all costs to perform their duties as operator. The OMA is due to expire on the earlier of (i) 5 years after the Operational Phase, subject to extension upon mutual agreement of the Company and EEP and (ii) termination of the agreement by the Company or EEP. The terms of the OMA permit the Company to terminate the agreement at any time during the Operational Phase without cause upon giving 60 days’ written notice to EEP.
Contract pricing under the terms of the OMA are as follows:
•Mobilization Phase: $10 thousand each month, plus reimbursement of payroll costs and other operating expenses
•Operational Phase: $0.3 million annual fee paid in 12 monthly installments, plus reimbursement of payroll costs and other operating expenses.
The OMA also provides for an annual performance adjustment, which if positive, will consist of a payment by the Company to EEP or if negative, will consist of a payment from EEP to the Company. The terms of the performance adjustment are as follows:
•Annual base amount of $0.2 million, escalated.
•Consideration of Operator performance in Safety, Environmental and Budget compliance and Facility Availability (all as defined in the OMA).
For the three and nine months ended September 30, 2025, the fees expensed were $1.1 million and $3.5 million, respectively.
(b)Contract Service Agreement (CSA)
On June 28, 2019, the Company entered into a CSA with General Electric International, Inc. (GEI), pursuant to which they will provide certain parts and services for the installed gas turbines, steam turbines generators, and other associated components of the turbines. The CSA will cover maintenance, repair of collateral damage, initial spare parts, monitoring systems, unscheduled outage obligations, non-hazardous clean up and permits having to do with the installed turbines. The initial term of the contract is for 25 years.
The contract includes $20,000 plus escalation paid over four annual payment dates, for the delivery of the initial spare parts. The first payment for the initial spare parts is due when the initial spare parts are received. The initial spare parts were received during 2024 and on October 31, 2024, at which time the first payment of $5.9 million was made. The spare parts associated with the CSA are recorded in other long-term assets on the accompanying balance sheets. The next contract payment of $5.0 million, is included in accrued liabilities and the remaining two payments are included in other long-term liabilities on the accompanying balance sheets.
In addition, there will be a monthly fixed fee of $25 thousand and variable fees of $500 per gas turbine fired hour with an annual 2.5% escalation on both fees.
(c)Contract for Sale and Purchase of Natural Gas and Firm Gas Transportation Agreements (GSA)

GUERNSEY POWER HOLDINGS, LLC
AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
(Unaudited)
On October 9, 2018, the Company entered into the GSA with Equinor Natural Gas, LLC (ENG), which was amended on June 2, 2019, July 8, 2019, July 26, 2019, and July 14, 2022 for the firm supply of up to 160,000 dekatherm (dth)/day of natural gas for a period covering 10 years from the in service date. ENG will have the option to decrease volumes beginning in year 6.
PJM Price for a particular Deemed Power Day (PJM Price) will be the average Day Ahead power price for the Gas Day weighted by hourly gas consumption. The Company must take full contract gas volumes every day. If all or a portion of the plant is in an Excused Outage, then the Company is excused from taking the amount of gas it cannot burn due to the Excused Outage.
On August 22, 2019, the Company entered into a GSA with Shell Energy North America (US), L.P. (SENA) for the firm supply of up to 80,000 dth/day of natural gas for a period of 5 years from the in-service date. The Company must take full contract gas volumes every day but may reduce the volume during an Excused Outage. SENA will also schedule and balance gas supply under the Company’s GTAs. The Company has determined that the price of gas in these contracts is a market price for gas in the location received. The Company has concluded that these long-term gas supply contracts are not derivatives as the price at which they purchase gas is the market price of gas at that location. If this was not a market price and these were derivatives the Company would apply the normal purchase normal sales exclusion as they are using the gas in their operations and do not anticipate any net settlements of gas.
On August 22, 2019, the Company entered into a Fuel Management Services Agreement (FMA) with Shell Energy North America (US), L.P. (SENA) for fuel management and consulting services for a period of 5 years from the in service date. Under the FMA, the Company will pay SENA $5 per dth for managing third-party supplied gas or approximately $24 thousand per month.
On June 20, 2019, the Company entered into a Gas Transportation Agreement with Rockies Express Pipeline LLC (REX) for firm gas transportation for a period of 20 years from the in service date. REX will transport gas from the pipeline receipt points in the Clarington production area to a delivery point at Aspire’s metering station at the plant. Under the REX GTA, the Company will pay REX an annual demand charge of $11.4 million plus variable charges for gas actually transported for the Company.
On December 21, 2017, the Company entered into a Firm Transportation Service Agreement with Aspire Energy Express, LLC (Aspire) for firm gas transportation for a period of 10 years from the in service date. Aspire built and will own and operate a metering station to receive gas from REX at the plant site and deliver it to the Company. Under the Aspire GTA, the Company will pay Aspire an annual demand charge of $1.5 million.
(9)Subsequent Events
Subsequent events have been evaluated and disclosed as required through the report issuance date of November 26, 2025.